EXHIBIT 10.19




                             SNYDER OIL CORPORATION
                                   RABBI TRUST


         THIS AGREEMENT made this day of ___________, 1999, by and between Snyder Oil Corporation (the "Company") and (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the Snyder Oil Corporation Supplemental Executive Retirement Plan (the "Plan") with an initial effective date of January 12, 1999, a copy of which is attached hereto as Appendix A, pursuant to which the Company has agreed to pay certain benefits to eligible employees upon the occurrence of certain events as described in the Plan; and

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, to serve as a reserve for the discharge of the Company's obligations under the Plan to participants as of the initial effective date of the Plan, until such benefits are paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its obligations under the Plan to participants as of the initial effective date of the Plan;

         WHEREAS, the Trust shall not be used as a source of funds to assist in satisfying any liabilities accrued with respect to participants who enter the Plan on or after the initial effective date of the Plan, and such participants' benefits, instead, shall be paid from the general assets of the Company or another unfunded trust arrangement;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of in accordance with the terms of this agreement ("Trust Agreement") as follows:

SECTION 1.   ESTABLISHMENT OF TRUST

         (a) The Company hereby deposits with the Trustee in trust ________________________ ($_________), which shall become the principal of the
Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended) and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Within seven (7) days following the date this Trust is executed, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount which is determined by an independent actuary selected by the Company to be sufficient to pay each Plan participant or beneficiary, as of the initial effective date of the Plan, the benefits payable pursuant to the terms of the Plan, such amount to be determined as of the close of the applicable Plan year(s).

         (f) The principal of the Trust, and any earnings thereon used to pay Plan benefits, shall be used solely to pay Plan participants as of the initial effective date of the Plan, and beneficiaries of such participants. Any other such individuals entitled to benefits under the Plan shall not be entitled to a payment from the Trust. Instead, such benefits shall be paid from the general assets of the Company or another unfunded trust arrangement.

SECTION 2.   PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

         (a) At such time as a Plan participant is entitled to a payment under the Plan (as determined by the Trustee after having been notified in writing by the Company of the Plan participant's entitlement to the payment), the Plan participant shall receive payment from the Trust Fund in an amount equal to the benefits to which such Plan participant is entitled under the terms of the Plan. In such event, the Trustee shall be empowered to liquidate such portion of the Trust Fund as may be available and necessary, or to take such actions as the Trustee deems appropriate, to satisfy the Company's obligations under the Plan. If payment required under the terms of the Plan has not been made to the Plan participant (whether due to the failure of the Company to notify the Trustee as required by this paragraph or otherwise), the Plan participant may notify the Trustee in writing of the amount (or a reasonable estimate of the amount) due the Plan participant pursuant to the Plan and the date such amount was due and payable. The Trustee shall notify the Company within fifteen (15) days of the receipt of such payment request. If the Company and the Plan participant do not agree as to whether the Plan participant is entitled to a payment, the Trustee shall apply to a court of competent jurisdiction for instructions as to whether the distribution should be made. The Trustee shall be reimbursed from the Trust Fund for any reasonable costs incurred by the Trustee in connection with such litigation. If the Trust Fund is insufficient to pay such costs, then the Company shall reimburse the Trustee. Notwithstanding the preceding sentences, if a final determination is made that the Plan participant is not entitled to such payment and it is determined the participant's claim for payment which resulted in the Trustee's legal action was not made in good faith, the Plan participant, rather than the Company, shall reimburse the Trustee and/or the Trust Fund for any such expenses. To the extent, however, that the participant does not reimburse any expenses paid by the Trustee for which there are not sufficient Trust Assets to pay, such amounts shall be reimbursed by the Company.

         (b) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due directly to the Plan participant pursuant to the provisions of the Plan and the Trustee shall not be liable to the Plan participant for the insufficiency. The Trustee shall notify the Company where principal and earnings are not sufficient.

SECTION 3.   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
             BENEFICIARY WHEN THE COMPANY IS INSOLVENT

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (1) the Company is unable to pay its debts as they become due or (2) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the

         Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent) or pursuant to an order of a court of competent jurisdiction.

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and
(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.   PAYMENTS TO THE COMPANY

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company, or to divert to others, any of the Trust assets before all payment of benefits have been made to Plan participants, as of the initial effective date of the Plan, and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.   INVESTMENT AUTHORITY OF THE TRUSTEE

         (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (b) Subject to any other limitations stated elsewhere in this Trust Agreement, and in addition to the authority, rights, privileges, powers, and duties elsewhere herein vested in the Trustee, the Trustee shall also have the following investment powers:
                  (1) To hold, manage, control, collect, and use the Trust in accordance with the terms of this instrument;

                  (2) To sell (for cash or on credit, or both), exchange, or otherwise dispose of the whole or any part of the Trust at public or private sale; to lease (including, but not limited to, oil, gas, or mineral leases), rent, mortgage (including purchase money mortgages), pledge, or otherwise encumber the whole or any part of the Trust; and to loan or borrow money in any manner, including by joint and several obligations, all upon such terms, regardless of the duration of the Trust, as the Trustee may deem advisable (provided that neither the Company nor any participant may borrow from the Trust except as otherwise permitted herein);

                  (3) To invest or reinvest the Trust in property of any description whatsoever (including, but not limited to, oil, gas, or mineral interests; common or preferred stock; shares of investment trusts or companies; bills, notes, and other evidences of indebtedness; non-income producing property; and property outside of Texas);

                  (4) To make or hold investments of any part of the Trust in common or undivided interest with other persons or entities, including an undivided interest in any property in which the Trustee, individually or otherwise, may hold an undivided interest; to buy from or sell to any person or entity to the extent not otherwise prohibited herein;

                  (5) To make commingled, collective, or common investments and to invest and reinvest all or any portion of the Trust collectively, including, without limitation, power to invest collectively with such other funds through the medium of one or more of the common, collective, or commingled trust funds, which has been or may hereafter be established and maintained by the Trustee or its affiliates. To the extent of the interest of the Trust in any such collective trust, the agreement or declaration of trust establishing such collective trust shall be deemed to be adopted and made a part of the Plan(s) and Trust as if set forth in full herein;

                  (6) To deposit or invest all or a part of the Trust in savings accounts, certificates of deposit, or other deposits that bear a reasonable rate of interest in a bank or similar financial institution, including the commercial department of the Trustee, if such bank or other institution is supervised by any agency of a state or the federal government;

                  (7) To employ and compensate such attorneys, counsel, brokers, banks, investment advisors, or other agents, employees, or independent contractors and to delegate to them such of the duties, rights, and powers of the Trustee as may be deemed advisable in handling and administering the Plan;

                  (8) To partition any property or interest held as a part of the Trust and, in any and all such partitions, to pay or receive such money or property as may be necessary or advisable to equalize differences and to evaluate any property belonging to the Trust;

                  (9) To institute, join in, maintain, defend, compromise, submit to arbitration, or settle any litigation, claim, obligation, or controversy with respect to any matter affecting the Trust, regardless of the manner in which such matter may have arisen, all in the name of the Trustee;

                  (10) To hold uninvested for a reasonable period of time any moneys received by it until the same shall be invested or disbursed pursuant to the provisions of the Plan;

                  (11) To invest or reinvest from time to time any part or all of the Trust in securities of an open-end management investment trust or investment company registered under the Investment Company Act of 1940, as amended, including any such investment trust or company for which the Trustee or one of its affiliates acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager, or otherwise;

                  (12) To exercise, personally or by general or limited power of attorney, any right, including the right to vote or grant proxies, discretionary or otherwise, appurtenant to any assets held by the Trust, and the right to participate in voting trusts with other stockholders;

                  (13) To register any securities or other property held by it hereunder in the name of the Trustee or in the names of nominees with or without the addition of words indicating that such securities or other property are held in a fiduciary capacity, to take and hold the same unregistered or in form permitting transferability by delivery, to deposit or arrange for the deposit of securities in a qualified central depository even though, when so deposited, such securities or other property may be held in the name of the nominee of such depository with other securities deposited therein by other persons, or to deposit or to arrange for the deposit of any securities or other property issued by the United States government, or any agency or instrumentality thereof, with a Federal Reserve bank, provided that the books and records of the Trustee shall at all times disclose that all such securities or other property are part of the Trust.

SECTION 6.   DISPOSITION OF INCOME

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.   ACCOUNTING BY THE TRUSTEE

         The Trustee shall keep records in reasonable detail of all investments, receipts, disbursements and all other transactions required with respect to the Trust Fund, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8.   RESPONSIBILITY OF THE TRUSTEE

         (a) The Trustee accepts the Trust fund hereunder and agrees to accept and retain, manage, administer, and hold the Trust fund in accordance with the terms of this Trust Agreement. The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company, which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company.

         (b) In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (c) Except as otherwise provided herein, if the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

         (d) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (e) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

         (f) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9.   COMPENSATION AND EXPENSES OF THE TRUSTEE

         The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, such fees and expenses shall be paid from the Trust.

SECTION 10.   RESIGNATION AND REMOVAL OF THE TRUSTEE

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice, unless the Company and the Trustee agree otherwise.

         (b) Except as provided in Section 10(c), the Trustee may be removed by the Company on sixty (60) days written notice or upon shorter notice accepted by the Trustee.

         (c) Upon a Change of Control, as defined in Section 13(d) herein, the Trustee may not be removed by the Company for three (3) years.

         (d) If the Trustee resigns, or is removed, within three (3) years of a Change of Control as defined in Section 13(d) herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

         (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.   APPOINTMENT OF SUCCESSOR TRUSTEE

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns or is removed pursuant to the provisions of
Section 10(d)hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

SECTION 12.   AMENDMENT OR TERMINATION

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (i) cause the Trust to be used to fund benefits for participants who enter the Plan on or after the initial effective date of the Plan, (ii) conflict with the terms of the Plan(s) or (iii) make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants, as of the effective date of the Plan, and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

         (c) Sections 1, 2, 4, 6,10, and this Section 12(c) of this Trust Agreement may not be amended by the Company for three (3) years following a Change of Control, as defined herein.

SECTION 13.   MISCELLANEOUS

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (d) For purposes of this Trust, a "Change of Control" shall mean (i) the purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, (iii) a liquidation or dissolution of the Company or
(iv) the sale of all or substantially all of the Company's assets.

SECTION 14.   EFFECTIVE DATE

         The effective date of this Trust Agreement shall be January 12, 1999.



         EXECUTED on this _____ day of ___________, 1999.


                                           SNYDER OIL CORPORATION
                                           "Company"


                                           By:



                                              ------------------------------
                                                     "Trustee"


                                           By: